  Exhibit 21.1

ELPF Subsidiaries as of December 31, 2012	State or Jurisdiction or Incorporation	Percent Owned by the Fund

Jones Lang LaSalle Income Property Trust Inc.	Maryland	100.00%
Legacy Village Holdings III LLC	Delaware	100.00%
Legacy Village Holdings II LLC	Delaware	100.00%
Legacy Village Holdings LLC	Delaware	100.00%
Legacy Village Investors LLC	Delaware	46.50%
Village Valet, LLC	Delaware	46.50%
MIVPO Member LLC	Delaware	100.00%
MIVPO LLC	Delaware	100.00%
ELPF / Sutter Holdings, LLC	Delaware	100.00%
CEP XII Investors LLC	Delaware	100.00%
ELPF Kendall LLC	Delaware	100.00%
ELPF Medical Holdings LLC	Delaware	100.00%
ELPF Acquisitions #1 partners LLC	Delaware	100.00%
ELPF Chandler 485 South Dobson LLC	Delaware	100.00%
ELPF Northridge 18350 Roscoe LLC	Delaware	100.00%
ELPF Phoenix 4545 East Chandler LLC	Delaware	100.00%
ELPF Van Nuys 14624 Sherman LLC	Delaware	100.00%
ELPF Bakersfield 500 Old River LLC	Delaware	100.00%
ELPF Gilbert 1501 North Gilbert LLC	Delaware	100.00%
ELPF Northridge 18546 Roscoe LLC	Delaware	100.00%
ELPF Sun Lakes 10440 East Riggs LLC	Delaware	100.00%
ELPF Phoenix 500 West Thomas LLC	Delaware	100.00%
ELPF Santa Maria 116 South Palisade LLC	Delaware	100.00%
ELPF Glendale 1500 South Central LLC	Delaware	100.00%
ELPF Northridge 18460 Roscoe LLC	Delaware	100.00%
ELPF Van Nuys 14600 Sherman LLC	Delaware	100.00%
ELPF Bakersfield 300 Old River LLC	Delaware	100.00%
ELPF Santa Maria 525 East Plaza LLC	Delaware	100.00%
ELPF Sherman Way Parking LLC	Delaware	100.00%
ELPF Slidell Member, Inc.	Delaware	100.00%
ELPF Slidell LLC	Delaware	100.00%
ELPF Slidell Manager Inc.	Delaware	100.00%
ELPF Norfleet LLC	Delaware	100.00%
ELPF Station Nine LLC.	Delaware	100.00%
ELPF Missouri Research Park I LLC	Delaware	100.00%

ELPF Missouri Research Park II LLC	Delaware	100.00%
ELPF Howell Mill LLC	Delaware	100.00%
ELPF Scranton Road LP	Delaware	100.00%
ELPF Railway GP Inc.	Alberta	100.00%
ELPF Railway LP	Delaware	100.00%
ELPF Canada Investors GP Inc.	Delaware	100.00%
ELPF Canada Investors LP	Delaware	100.00%
ELPF Canada Trust	Delaware	100.00%
ELPF 6807 Railway Street Inc	Alberta	100.00%
ELPF 6807 Railway Street Leasehold ULC	Alberta	100.00%
Holding Gainesville LLC	Delaware	78.00%
Investor Gainesville LLC	Delaware	100.00%
ELPF Gainesville LLC	Delaware	100.00%
Holding Athens LLC	Delaware	78.00%
Investor Athens LLC	Delaware	100.00%
ELPF Athens LLC	Delaware	100.00%
Holding Columbia LLC	Delaware	78.00%
Investor Columbia LLC	Delaware	100.00%
ELPF Columbia LLC	Delaware	100.00%
Holding San Marcos LLC	Delaware	78.00%
Investor San Marcos LLC	Delaware	100.00%
ELPF San Marcos LLC	Delaware	100.00%
ELPF Tampa Holding LLC	Delaware	100.00%
ELPF Tampa LLC	Delaware	78.00%
ELPF Lafayette Subsidiary, Inc.	Delaware	100.00%
Holding Lafayette LLC	Delaware	78.00%
ELPF Lafayette Member LLC	Delaware	78.00%
ELPF Lafayette LLC	Delaware	78.00%

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